UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices)		19807 (Zip Code)
Securities to be Registered Pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered None		Name of Each Exchange on Which Each Class is to be Registered None

Securities to be Registered Pursuant to
Section 12(g) of the Act:

Series 2000-1 Floating Rate Class A Master Trust Certificates

Series 2000-1 Floating Rate Class B Master Trust Certificates
(Title of Class)

The Exhibit Index appears below.

Item 1. Description of Registrant's Securities to be Registered

Item 1 incorporates by reference "The Certificates" on Pages 25 through 37of the Prospectus dated March 1, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-91981) and "The Certificates" on Pages S-32 through S-60 of the Prospectus Supplement dated March 1, 2001 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-91981).

Item 2. Exhibits
Exhibit 4.1

Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") (Incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2

Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated Mary 8, 1995).

Exhibit 4.3

Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Form 8-A dated March 23, 1999).

Exhibit 4.4

Amendment No. 3 to the Pooling and Servicing Agreement dated as of September 28, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K/A dated September 28, 2000).

Exhibit 4.5

Amendment No. 4, Omnibus Amendment to the Pooling and Servicing Agreement dated as of December 7, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated January 16, 2001).

Exhibit 4.6

Series 2001-1 Supplement, dated as of March 8, 2001, among Sears as Servicer, SRFG as Seller and the Trustee, including the Forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 23, 2001).

Exhibit 99.1

Series 2001-1 Prospectus Supplement dated March 1, 2001, and Prospectus dated March 1, 2001, with respect to the Floating Rate Class A master Trust Certificates and the Floating Rate Class B Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current report on Form 8-K dated March 6, 2001).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ George F. Slook
George F. Slook President
Date: March 23, 2001

EXHIBIT INDEX

Exhibit No.
Exhibit 4.1

Pooling and Servicing Agreement, dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and co. as Servicer ("Sears") and Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee") (Incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated August 16, 1994 and filed on September 7, 1994).

Exhibit 4.2

Amendment to the Pooling and Servicing Agreement, dated as of March 31, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated Mary 8, 1995).

Exhibit 4.3

Amendment No. 2 to the Pooling and Servicing Agreement dated as of December 21, 1995, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Form 8-A dated March 23, 1999).

Exhibit 4.4

Amendment No. 3 to the Pooling and Servicing Agreement dated as of September 28, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K/A dated September 28, 2000).

Exhibit 4.5

Amendment No. 4, Omnibus Amendment to the Pooling and Servicing Agreement dated as of December 7, 2000, among SRFG as Seller, Sears as Servicer and the Trustee (incorporated by reference to Sears Credit Account Master Trust II's Current Report on Form 8-K dated January 16, 2001).

Exhibit 4.6

Series 2001-1 Supplement, dated as of March 8, 2001, among Sears as Servicer, SRFG as Seller and the Trustee, including the Forms of Investor Certificates (incorporated by reference to Exhibit 4.1 of Sears Credit Account Master Trust II's Current Report on Form 8-K dated March 23, 2001).

Exhibit 99.1

Series 2001-1 Prospectus Supplement dated March 1, 2001, and Prospectus dated March 1, 2001, with respect to the Floating Rate Class A master Trust Certificates and the Floating Rate Class B Master Trust Certificates (incorporated by reference to Exhibit 99 of Sears Credit Account Master Trust II's Current report on Form 8-K dated March 6, 2001).